UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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GLASSBRIDGE ENTERPRISES, INC.

 (Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLASSBRIDGE ENTERPRISES, INC.
411 East 57th Street, Suite 1-A
New York NY  10022

November 30, 2020

Dear GlassBridge Enterprises, Inc. Stockholders:

We are inviting you again to attend the 2020 Annual Meeting of Stockholders of GlassBridge Enterprises, Inc. (the “Annual Meeting”). We are resending to you our proxy statement, form of proxy, and annual report, as they were erroneously distributed, previously, before they had been filed with the Securities and Exchange Commission.  Any vote cast by telephone or Internet or proxy mailed before November 30, 2020, the date of this letter, cannot be counted.  Accordingly, if you have already voted by telephone or Internet or mailed your proxy, your votes will not be counted unless you vote by telephone or Internet, again, or send a new proxy, in accordance with the procedures set forth in the accompanying proxy statement.

We will hold the Annual Meeting on December 22, 2020, at 10:00 a.m., New York City time. You may attend the meeting online, only, by logging in at www.virtualshareholdermeeting.com/GLAE2020; there will be no physical attendance. The record date for the Annual Meeting is October 30, 2020. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you expect to attend, please vote your shares either by telephone, Internet or mail so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials or proxy card you received for the Annual Meeting.

Sincerely,

/s/ Daniel Strauss

Daniel Strauss

Chief Executive Officer